                                                                    EXHIBIT 9(i)


                                AMENDMENT NO. 1
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated February 28, 1997, by and between Short-Term Investments Trust, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation, is hereby amended as follows:

            Appendix A of the Agreement is hereby deleted in its
                  entirety and replaced with the following:

                         "SHORT-TERM INVESTMENTS TRUST
             APPENDIX A TO MASTER ADMINISTRATIVE SERVICES AGREEMENT


Treasury Portfolio

Treasury TaxAdvantage Portfolio

Government Agency Portfolio"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:                    , 1998
      --------------------

                                         SHORT-TERM INVESTMENTS TRUST


Attest:                                  By:
       ---------------------------          ---------------------------------
         Assistant Secretary                             President

(SEAL)

                                         A I M ADVISORS, INC.


Attest:                                  By:
       ---------------------------          ---------------------------------
         Assistant Secretary                             President

(SEAL)